Exhibit 99.2

HIS Company, Inc. and Subsidiaries

Consolidated Financial Report

October 31, 2022

C O N T E N T S

Independent Auditor’s Report

To the Board of Directors of

HIS Company, Inc. and Subsidiaries

Houston, TX

Report on the Audit of the Consolidated Financial Statements

Opinion

We have audited the consolidated financial statements of HIS Company, Inc. and Subsidiaries (the Company), which comprise the consolidated balance sheets as of October 31, 2022 and 2021, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of October 31, 2022 and 2021, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company, and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter

The Company has recast certain balances and disclosures to conform to reporting requirements related to the stock purchase agreement with Distribution Solutions Group, Inc., as disclosed as a subsequent event in Note 1. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the consolidated financial statements are issued (or when applicable, one year after the date that the consolidated financial statements are available to be issued).

The Board of Directors of

HIS Company, Inc. and Subsidiaries

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

/s/ Weaver and Tidwell, L.L.P

Houston, Texas

August 23, 2023

Consolidated Financial Statements

HIS Company, Inc. and Subsidiaries

Consolidated Balance Sheets

October 31, 2022 and 2021

	2022	2021
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$4,634,872	$2,809,728
Accounts receivable, net	66,380,687	62,232,948
Inventories, net	53,606,959	58,631,658
Prepaid expenses and other current assets	4,288,501	2,930,492

Total current assets	128,911,019	126,604,826
PROPERTY AND EQUIPMENT, NET	19,484,220	16,154,374
GOODWILL	25,636,000	25,636,000
INTANGIBLE ASSETS, NET	1,836,817	2,601,989
OTHER ASSETS	109,521	181,857

Total assets	$175,977,577	$171,179,046

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$18,067,830	$21,358,069
Accrued expenses	18,437,863	13,203,527
Revolving line of credit	12,000,000	28,347,567
Current maturities of notes payable	1,247,500	1,066,800

Total current liabilities	49,753,193	63,975,963
LONG TERM LIABILITIES
Notes payable, net of current maturities	17,153,125	11,120,252

Total long term liabilities	17,153,125	11,120,252

Total liabilities	66,906,318	75,096,215
STOCKHOLDERS’ EQUITY
Common stock	38,720,922	36,156,247
Retained earnings	164,625,810	153,713,451

	203,346,732	189,869,698
Less treasury stock	94,275,473	93,786,867

Total stockholders’ equity	109,071,259	96,082,831

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$175,977,577	$171,179,046

The Notes to Consolidated Financial Statements are an integral part of these statements.	3

HIS Company, Inc. and Subsidiaries

Consolidated Statements of Operations

Years Ended October 31, 2022 and 2021

	2022	2021
SALES, NET	$403,675,225	$352,926,406
COST OF SALES	299,526,874	268,021,173

Gross profit	104,148,351	84,905,233
GENERAL AND ADMINISTRATIVE EXPENSES	91,951,356	76,368,594

Income from operations	12,196,995	8,536,639
OTHER INCOME (EXPENSE)
Interest expense	(1,196,129)	(511,335)
(Loss) gain on disposal of property and equipment	(158,832)	58,855
Loss on foreign exchange	(73,592)	(5,182)
Gain on forgiveness of debt, PPP loan	—	7,742,900
Other income (expense), net	730,661	(30,440)

Total other (expense) income, net	(697,892)	7,254,798

Income before tax	11,499,103	15,791,437
Foreign and state tax expense	(586,744)	(651,168)

CONSOLIDATED NET INCOME	$10,912,359	$15,140,269

The Notes to Consolidated Financial Statements are an integral part of these statements.	4

HIS Company, Inc. and Subsidiaries

Consolidated Statements of Changes in Stockholders’ Equity

Years Ended October 31, 2022 and 2021

	Common Stock			Treasury Stock
			Retained
	Shares	Amount	Earnings	Shares	Amount	Total
BALANCE, November 1, 2020	348,310	$34,127,362	$138,573,182	223,711	$(90,025,605)	$82,674,939
Repurchase of stock from ESOP participants	—	—	—	10,700	(7,001,805)	(7,001,805)
Contribution of stock to ESOP	—	2,028,885	—	(8,053)	3,240,543	5,269,428
Consolidated net income	—	—	15,140,269	—	—	15,140,269

BALANCE, October 31, 2021	348,310	36,156,247	153,713,451	226,358	(93,786,867)	96,082,831
Repurchase of stock from ESOP participants	—	—	—	5,021	(3,727,659)	(3,727,659)
Contribution of stock to ESOP	—	2,564,675	—	(7,817)	3,239,053	5,803,728
Consolidated net income	—	—	10,912,359	—	—	10,912,359

BALANCE, October 31, 2022	348,310	$38,720,922	$164,625,810	223,562	$(94,275,473)	$109,071,259

The Notes to Consolidated Financial Statements are an integral part of these statements.	5

HIS Company, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

Years Ended October 31, 2022 and 2021

	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Consolidated net income	$10,912,359	$15,140,269
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Bad debt provision	906,618	276,469
Inventory excess and obsolescence provision	6,265,884	5,386,274
Depreciation and amortization	3,713,027	3,649,369
Gain on forgiveness of debt, PPP loan	—	(7,742,900)
Loss (gain) on disposal of property and equipment	158,832	(58,555)
Contribution of stock to ESOP	5,803,728	5,269,428
Change in operating assets and liabilities
Accounts receivable	(5,054,357)	(14,300,362)
Inventories	(1,241,185)	(21,099,712)
Prepaid expenses	(1,358,009)	3,201,051
Other assets	72,336	(50,463)
Accounts payable	(3,290,239)	4,100,901
Accrued expenses	5,234,336	2,043,176

Net cash provided by (used in) operating activities	22,123,330	(4,185,055)
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions of Kimco and Shurmed	—	(5,260,288)
Purchases of property and equipment	(6,436,533)	(1,752,364)
Proceeds from sale of fixed assets	—	58,555

Net cash used in investing activities	(6,436,533)	(6,954,097)
CASH FLOWS FROM FINANCING ACTIVITIES
Purchase of treasury stock from ESOP participants	(3,727,659)	(7,001,805)
Proceeds from revolving line of credit	70,131,076	83,543,335
Repayments on revolving line of credit	(86,478,643)	(65,195,768)
Proceeds from notes payable	7,506,248	—
Repayment of notes payable	(1,292,675)	(1,066,800)

Net cash (used in) provided by financing activities	(13,861,653)	10,278,962

Net change in cash and cash equivalents	1,825,144	(860,190)
CASH AND CASH EQUIVALENTS, beginning of year	2,809,728	3,669,918

CASH AND CASH EQUIVALENTS, end of year	$4,634,872	$2,809,728

CASH PAID DURING THE YEAR FOR
Taxes	$297,143	$669,918

Interest	$1,196,129	$461,154

SUPPLEMENTAL SCHEDULE OF NONCASH
INVESTING ACTIVITIES
Earn-out provision accrued for Kimco acquisition	$—	$600,000

The Notes to Consolidated Financial Statements are an integral part of these statements.	6

HIS Company, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 1. Summary of Significant Accounting Policies

Background and Nature of Operations

HIS Company, Inc. and Subsidiaries (the Company) is a value-added full line distributor of electrical, electronic, industrial and aerospace supplies. The Company also provides vendor managed inventory and logistics services. Fabrication solutions, adhesive repackaging and custom converting are also provided through its Precision Converting and Adhesive Materials divisions. HIS Company, Inc. was incorporated in the state of Texas in 1971 and operates under the name of Hisco. HiscoCan, Inc. (HiscoCan) was incorporated in the Province of Ontario, Canada in 2010 and distributes products to customers in Canada. Hisco International, Inc. (International) was incorporated in the state of Delaware in 1997 and is a holding company for the stock of HiscoMex, S.A. de C.V (HiscoMex). HiscoMex was incorporated in Mexico in 1998 as a service company for the distribution of products to the Maquiladora industries in Mexico. HiscoMex makes domestic sales to customers in Mexico in addition to the service operations. Hisco Acquisition Subsidiary I, Inc. was established in 2013 for the asset purchase of All-Spec Static Control, Inc., and the integration into Hisco was complete in April 2016. Hisco Acquisition Subsidiary I Inc. remains open as a shell company. Convertidora HiscoMex was incorporated in Mexico in 2019 to provide fabrication services and had no activity during 2021 and 2022.

Principles of Consolidation

The consolidated financial statements include the accounts of HIS Company, Inc. and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates and Assumptions

Management uses estimates and assumptions in preparing the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. Those estimates and assumptions affect the reported amount of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Significant items subject to such estimates and assumptions include valuation allowances for inventory, share price valuations and impairment evaluations for goodwill and other long-lived assets. Actual results could vary from the estimates that were assumed in preparing the consolidated financial statements.

Cash and Cash Equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less at the time of purchase to be cash equivalents.

Financial Instruments

The carrying amount of accounts receivable, accounts payable, accrued expenses and other working capital balances are considered a reasonable estimate of their fair value due to the short-term maturity of these instruments. The carrying amount of debt is also considered to be a reasonable estimate of the fair value based on the nature of the debt and that the debt bears interest at the prevailing market rate for instruments with similar characteristics.

HIS Company, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Accounts Receivable

Accounts receivable are stated at the amounts management expects to collect from outstanding balances. The carrying amount of accounts receivable is reduced by an allowance for doubtful accounts that reflects management’s best estimate of the amount that will not be collected. Management provides for probable uncollectible amounts through a charge to earnings and a credit to the allowance based on its assessment of the current status of individual accounts, historical experience, and other pertinent factors. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to the respective receivable account. As of October 31, 2020, the Company has an outstanding accounts receivable balance of $46,765,200, net of the valuation allowance. The Company recorded the following as of October 31, 2022 and 2021:

	2022	2021
Accounts receivable, gross	$67,051,763	$62,842,705
Allowance	671,076	609,757

Accounts receivable, net	$66,380,687	$62,232,948

For the years ended October 31, 2022 and 2021, the Company recorded bad debt expense of $906,618 and $276,469, respectively.

Principles of Revenue Recognition

Under the definition of a contract as defined by ASC 606, the Company considers contracts to be created at the time an order to purchase product and services is agreed upon regardless of whether there is a written contract. Revenue from customers is recognized when performance obligations under the terms of a contract are satisfied. The Company’s contracts have a single performance obligation to deliver products to the end consumer, with title passing to the customer based on the shipping terms of each agreement, which is usually FOB shipping point. In general, the timing of the recognition of revenue occurs at a point in time, for delivery of products. Revenue from customers is measured as the amount of consideration the Company expects to receive in exchange for the delivery of goods or services. Pricing is explicitly stated within each order, with normal payment terms being net 30 to 90 days. Contracts may last from one month to one year or more and may have renewal terms that extend indefinitely at the option of either party. Price is typically based on market conditions, competition, changes in the industry and product availability. Volumes fluctuate primarily as a result of customer demand and product availability. The Company has no significant financing components in its contracts with customers. The customer is normally responsible for freight and delivery costs. The Company records revenue net of certain taxes, such as sales taxes, that are assessed by governmental authorities on the Company’s customers.

HIS Company, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Disaggregated consolidated revenue by geographic area is as follows for the years ended October 31, 2022 and 2021:

	2022	2021
United States and Canada	$362,936,019	$317,706,807
Mexico	40,739,206	35,219,599

	$403,675,225	$352,926,406

Inventories

Inventories are stated at the lower of cost or net realizable value, with cost being determined using the first-in, first-out method. Management has charged the cost of all estimated inventory obsolescence or excess quantities on hand to current operations, totaling $6,265,884 and $5,386,274 for the years ended October 31, 2022 and 2021, respectively. Management has established a reserve for inventory obsolescence of $2,753,283 and $1,661,605 based on current inventory turns as of October 31, 2022 and 2021, respectively. As of October 31, 2022 and 2021, the Company has deposits on inventory purchases recorded as prepaid expenses and other current assets of $1,663,909 and $1,367,885. Inventory consists of the following as of October 31:

	2022	2021
Work-in-process	$437,524	$383,553
Raw materials	4,025,602	3,346,920
Finished goods	49,143,833	54,901,185

Total inventory	$53,606,959	$58,631,658

Shipping and Handling Costs

The Company capitalizes shipping and handling costs incurred in the procurement of inventory, and such costs are included in inventories on the accompanying consolidated balance sheets. When inventory is sold, the related shipping and handling costs are included in cost of sales on the accompanying consolidated statements of operations. Shipping and handling costs incurred to deliver inventory sold to customers are included in general and administrative expenses on the accompanying consolidated statements of operations, and totaled $1,563,098 and $1,886,699 for the years ended October 31, 2022 and 2021, respectively.

HIS Company, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Property and Equipment

Property and equipment are recorded at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized using the straight-line method over the shorter of the estimated useful life of the respective asset or the remaining lease term. Estimated useful lives are as follows:

Buildings and improvements	5 - 39 years
Furniture and fixtures	3 - 10 years
Demonstration equipment	2 - 5 years

Property and equipment consists of the following as of October 31:

	2022	2021
Land	$3,056,556	$3,056,556
Buildings and improvements	19,444,509	17,374,189
Furniture and fixtures	27,909,629	24,285,052
Demonstration equipment	898,671	712,891

	51,309,365	45,428,688
Less accumulated depreciation	31,825,145	29,274,314

Property and equipment, net	$19,484,220	$16,154,374

Depreciation expense totaled $2,947,855 and $2,809,412 for the years ended October 31, 2022 and 2021, respectively.

Expenditures that increase the value or productive capacity of assets are capitalized. Expenditures for repairs and maintenance are expensed as incurred. Repairs and maintenance expense totaled $3,370,610 and $2,524,633 for the years ended October 31, 2022 and 2021, respectively. When property is retired or otherwise disposed of, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is reflected in income.

Long-Lived Assets and Definite-Lived Intangible Assets

In accordance with FASB ASC 350, Intangibles – Goodwill & Other, and ASC 360, Property, Plant, and Equipment, long-lived assets, such as property, plant, and equipment, and purchased intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by an asset to the carrying value of the asset. If the carrying value of the long-lived asset is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying value exceeds its fair value. Fair value is determined through various valuation techniques, including undiscounted cash flow models, quoted market values, and third-party independent appraisals, as considered necessary. There were no impairments recorded during the years ended October 31, 2022 and 2021.

HIS Company, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Goodwill and Intangible Assets

The Company accounts for goodwill and intangible assets resulting from business combinations in accordance with FASB ASC Topic 350, Intangibles – Goodwill and Other. The Company reviews goodwill for potential impairment at least annually or when an event or other circumstances change that would more likely than not reduce the fair value of the asset below its carrying value. The first step in the multi-step process to determine if goodwill has been impaired and to what degree is to review the relevant qualitative factors that could cause the fair value of the reporting unit to decrease below the carrying value of the reporting unit. The Company considers factors such as macroeconomic, industry and market conditions, cost factors, overall financial performance and other relevant factors that would affect the individual reporting unit. If the Company determines that it is more likely than not that the fair value of the reporting unit is greater than the carrying value of the reporting unit, then no further impairment testing is needed. If the Company determines that it is more likely than not that the carrying value of the reporting unit is greater than the fair value of the reporting unit, the Company will move to the next step in the process. The Company will estimate the fair value of the reporting unit and compare it to the reporting unit’s carrying value. If the carrying value of the reporting unit exceeds its fair value, the Company will record an impairment of goodwill equal to the amount the carrying value of the reporting unit exceeds its fair value, up to the total amount of goodwill previously recognized. The Company determined no triggering events occurred and therefore, recorded no impairment for the years ended October 31, 2022 and 2021. Changes in the carrying amount of goodwill were as follows:

Balance at November 1, 2020	$23,435,000
Acquisitions	1,928,000

Balance at October 31, 2021	25,363,000
Acquistions	—

Balance at October 31, 2022	$25,363,000

Changes in goodwill resulting from acquisitions are detailed in Note 8, Acquisitions. The carrying amounts for intangible assets are detailed in Note 5, Intangible Assets.

Accrued Expenses

Accrued expenses consists of the following as of October 31:

	2022	2021
Accrued salaries and commissions	$8,448,007	$4,677,508
Accrued benefit plan contributions	2,526,081	2,187,946
Accrued expenses	7,463,775	6,338,073

	$18,437,863	$13,203,527

HIS Company, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Income Taxes

Effective November 1, 1998, Hisco, with the consent of its stockholder, elected to be a Subchapter S corporation under section 1362 of the Internal Revenue Code. In lieu of corporate income taxes, the beneficial stockholders of an S corporation are taxed on their proportionate share of the Company’s taxable income. Therefore, no provision or liability for federal income taxes has been included in the consolidated financial statements.

HiscoCan was incorporated in Canada and is subject to Canadian income taxes at current rates. HiscoMex was incorporated in Mexico and is subject to Mexican income taxes at current rates. The Company is also subject to various state taxes. Both of these items are included in general and administrative expenses on the accompanying consolidated statements of operations.

Management has reviewed the tax positions taken by the Company, and is of the opinion that material positions taken by the Company would more likely than not be sustained upon examination. Accordingly, the Company has not recognized a liability related to uncertain tax positions. Federal and state tax years open to examination include the periods 2016 through 2021.

The Company recognizes interest and penalties on income taxes in the consolidated statements of operations as general and administrative expenses. For the years ended October 31, 2022 and 2021, the Company had no interest penalties on income taxes.

Advertising Costs

Advertising costs are included in general and administrative expenses and are expensed as incurred. Advertising expenses totaled $1,468,235 and $1,023,458 for the years ended October 31, 2022 and 2021, respectively.

Contingencies

The Company is party to legal actions arising in the normal course of business. In the opinion of Company management, upon advice of legal counsel, such matters will not have a material effect upon the financial position of the Company.

Foreign Currency

The functional currency for HiscoCan and HiscoMex has been determined to be the U.S. Dollar. Transaction gains and losses are recorded for the changes in the exchange rate between the functional currency and currency in which transactions are denominated, if different. Foreign currency gains and losses are de minimus for the years ended October 31, 2022 and 2021, respectively.

Concentrations

The Company places its cash and cash equivalents with highly rated financial institutions located in the United States and international locations. At times during the year, and at October 31, 2022 and 2021, the Company maintained cash balances in excess of insured limits. The Company has not experienced any previous losses on cash and does not believe it has significant risk exposure on its cash balances.

Major suppliers are defined as those comprising more than 10% of the Company’s annual purchases. For the years ended October 31, 2022 and 2021, the Company had two major suppliers representing 24% and 25% of the Company’s annual purchases, respectively. As of October 31, 2022 and 2021, these two suppliers represented 6% and 17% of the Company’s accounts payable, respectively.

HIS Company, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

The Company extends credit to its customers throughout North America. A substantial portion of its customers’ ability to honor their debts to the Company is dependent upon the industrial and electronics economic sectors. For the years ended October 31, 2022 and 2021 there were no customers that exceeded 10% of sales.

The Company and its subsidiaries conduct operations in Mexico and Canada. Net assets located in foreign countries amounted to $19,627,678 and $17,357,492 at October 31, 2022 and 2021, respectively. An adverse change in either economic conditions abroad or the Company’s relationship with significant foreign customers could negatively affect the volume of the Company’s international sales and the Company’s results of operations.

Recent Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2016-02, Leases (Topic 842) that revises the current accounting model for leases. The most significant changes are the clarification of the definition of a lease and required lessee recognition on the balance sheet of lease assets and liabilities with lease terms of more than 12 months, including extensive quantitative and qualitative disclosures. This guidance will become effective for annual periods beginning after December 15, 2021 for non-public entities, with modified retrospective application required. Early adoption is permitted, including adoption in an interim period. The Company is evaluating the effect that adopting this guidance will have on the financial position, results of operations and cash flows. The Company is currently analyzing the contracts to determine whether they contain a lease under the revised guidance and has not quantified the amount of the asset and liability that will be recognized on the consolidated balance sheets.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. The updated guidance requires measurement and recognition of expected credit losses for financial assets, including trade and other receivables, held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. This is different from the current guidance as this will require immediate recognition of estimated credit losses expected to occur over the remaining life of many financial assets. Generally, the pronouncement requires a modified retrospective method of adoption. This guidance is effective for fiscal years and interim periods within those years beginning after January 2023, with early adoption permitted. The Company is currently evaluating the potential impact of ASU 2016-13 on the consolidated financial statements.

Business Combinations

The Company accounts for the acquisition of businesses under the requirements of FASB ASC Topic 805, Business Combinations, which requires an acquiring entity to recognize the assets acquired and liabilities assumed at fair value under the acquisition method of accounting, provided they qualify for acquisition accounting under the standard.

The Company records the identifiable assets acquired at fair value at the date of acquisition. Fair value may be estimated using comparable market data, a discounted cash flow method, or a combination of the two. In the comparable market data method, invoices from third parties for the purchase of similar assets at or near the fair value recognition date are utilized in assessing the fair value of assets acquired. Significant Level 3 assumptions associated with the calculation of comparable market data include product specification and quality variances, timing differences requiring management’s judgment and other relevant data. Level 3 assumptions are discussed in Note 7, Fair Value Measurements. The Company’s acquisitions are discussed in Note 8 Acquisitions.

HIS Company, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Reclassifications

Certain items in the 2021 consolidated financial statements have been reclassified to conform to the 2022 consolidated financial statements. These items had no impact on net income for the year ended October 31, 2021.

Review of Subsequent Events

The Company has evaluated subsequent events through August 23, 2023, which is the date the consolidated financial statements were available to be issued, and noted the following:

•	On December 30, 2022, the Company purchased Alliance Printing, L.P. for a total consideration of $8,600,000.

•

On March 30, 2023, the Company entered into a stock purchase agreement, agreeing to sell 100% of the issued and outstanding common stock of the Company to Distribution Solutions Group, Inc. The transaction was completed on June 8, 2023.

•	Subsequent to the completion of the stock purchase agreement, the Company repaid all amounts outstanding on long-term debt and eliminated treasury stock balances.

•	Subsequent to the completion of the stock purchase agreement, the Company is winding down the Employee Stock Ownership Plan, which is expected to be completed before the end of 2025.

Note 2. Long-Term Debt

Revolving Loan

On September 27, 2018, the Company replaced its existing line of credit with a revolving line of credit in the amount $50,000,000, subject to a borrowing base calculation, secured by substantially all of the Company’s assets. The note principal and accrued interest matures on June 1, 2026, and the Company had an outstanding balance of $12,000,000 and $28,347,567 at October 31, 2022 and 2021, respectively. Despite the new maturity date, the terms and conditions of the agreement require classification as a current liability on the consolidated balance sheet. The revolving loan calls for monthly interest payments of LIBOR plus an applicable margin as set forth in the credit agreement. The loan is subject to restrictions that, among other things, restrict dividend payments, capital expenditures and indebtedness as well as the maintenance of a minimum fixed charge coverage ratio.

Effective, June 1, 2022, the Company amended its revolving line of credit agreement to increase its available borrowing amount to $65,000,000. The revolving loan calls for monthly interest payments of SOFR plus an applicable margin as set forth in the credit agreement. The loan is subject to restrictions that, among other things, restrict dividend payments, capital expenditures and indebtedness as well as the maintenance of a minimum fixed charge coverage ratio.

Term Loan

On September 27, 2018, the Company’s term loan was replaced with a $23,325,548 term loan secured by substantially all of the Company’s assets. The note principal and accrued interest matures on September 27, 2023, and the Company had an outstanding balance of $18,400,625 and $12,187,052 at October 31, 2022 and 2021, respectively. Interest accrues monthly, based on LIBOR plus an applicable margin as set forth in the credit agreement. The term loan requires equal quarterly installments in the amount of $266,700 commencing on February 1, 2019 and continuing on the first day of each quarter thereafter followed by a final payment of all unpaid principal, accrued and unpaid interest and all unpaid fees and expenses on the last day of the term. The Company is subject to certain non-financial and financial covenants under the term loan.

HIS Company, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Effective, June 1, 2022, the Company amended its term loan agreement. The note principal and accrued interest matures on June 1, 2027. Interest accrues monthly, based on SOFR plus an applicable margin as set forth in the credit agreement. The term loan requires equal quarterly installments in the amount of $311,875 commencing August 1, 2022 and continuing on the first day of each quarter thereafter followed by a final payment of all unpaid principal, accrued and unpaid interest and all unpaid fees and expenses on the last day of the term. The Company is subject to certain non-financial and financial covenants under the term loan.

Paycheck Protection Program Loan

In 2020, the Company applied for a Paycheck Protection Program loan (the Loan) designed to provide a direct incentive for small businesses to keep their workers on the payroll. On April 15, 2020, the Company received the initial deposit of $7,742,900. Borrowers may be eligible for loan forgiveness if the funds were used for eligible payroll costs, payments on business mortgage interest payments, rent, or utilities during either the 8 or 24 week period after disbursement. A borrower can apply for forgiveness once it has used all loan proceeds for which the borrower is requesting forgiveness. During 2020, the Company submitted its application for the forgiveness of the full amount of the PPP loan. On June 15, 2021, the Company was granted full forgiveness on the outstanding balance, resulting in other income of $7,742,900.

Long-term debt excluding the line of credit consists of the following at October 31, 2022:

Term loan from a bank	$18,400,625
Less current maturities	1,247,500

Long-term debt, net of current maturities	$17,153,125

Future maturities of debt excluding the line of credit are as follows at October 31, 2022:

Year Ending October 31,
2023	$1,247,500
2024	1,247,500
2025	1,247,500
2026	1,247,500
2027	13,410,625

$18,400,625

HIS Company, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 3. Employee Benefit Plans

The Company has a 401(k) plan and an employee stock ownership plan, both of which are qualified, defined contribution plans.

Employees are eligible to participate in the 401(k) plan on the date of their employment. Under the plan, employees can elect to defer a portion of their compensation as an elective contribution. Employees’ deferral accounts are 100% vested. The Company makes discretionary contributions to the plan at year-end. Discretionary contributions can be made subject to a maximum compensation limitation of $120,000. Employees’ accounts vest 10% per year until 20% vested, then 20% per year thereafter until 100% vested after 6 years of service. Participants will become fully vested in the Plan upon normal retirement age, death, total disability or termination of the plan. For the years ended October 31, 2022 and 2021, contributions in the amount of $1,390,395 and $1,266,768, respectively, were accrued to the plan and recorded as contribution expense.

The Employee Stock Ownership Plan (ESOP) is comprised of a Stock Bonus Plan and a Money Purchase Pension Plan. Employees who have completed 1,000 hours of service in a plan year are eligible to participate in the plan. Contributions to the stock bonus plan portion are discretionary up to 20%. Effective November 1, 2007, contributions to the Money Purchase Pension Plan were suspended. Prior to this date, mandatory contributions of 10% of eligible employees’ wages were required. Contributions are allocated based upon the ratio that the covered compensation of each participant bears to the aggregate covered compensation of all participants. Employees’ accounts are 20% vested after two years with vesting increasing 20% per year thereafter until 100% vested after 6 years of service. Participants will become fully vested in the Plan upon normal retirement age, death, total disability or termination of the plan.

Upon termination of service, a participant will receive their vested account balance as follows: a) if a participant’s vested balance is less than $250,000, the participant will receive one lump sum payment b) if a participant’s vested balances is at least $250,000 but does not exceed $500,000, a distribution of $250,000 will be made in the first year in which distributions are to begin, and the remaining balance will be distributed in the second year c) if a participant’s vested balance exceeds $500,000 but does not exceed $750,000, a distribution of $250,000 will be made for the first year in which distributions are to begin and for the second year, and the remaining balance will be distributed in the third year and d) if a participant’s vested balance exceeds $750,000, distributions will be made in annual installments over three years. When distributions are made in installments, the first installment distribution is calculated by dividing the participant’s vested account balance by the number of installment distributions to be made. The remaining account balance is revalued as of each subsequent valuation date. Subsequent installment distributions are calculated by dividing the value of the remaining vested balance by the number of installments remaining.

HIS Company, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Effective November 1, 2021, the Plan was amended such that upon termination of service, a participant will receive their vested account balance as follows: a) if the vested balance does not exceed $1,000, the balance will be distributed in a single sum, b) above $1,000 distributions shall be made in either a lump sum, or annual installments over a period not to extend beyond ten years, c) Notwithstanding the foregoing, for a distribution on account of a participant’s termination of employment on his or her retirement date, death, or total and permanent disability, unless a longer distribution period is elected by the participant (limited to annual installments over ten years), the participants vested account balance shall be distributed as follows: i) if a participant’s vested balance is less than $25,000, the participant will receive one lump sum payment, ii) if a participant’s vested balances is at least $25,000 but does not exceed $50,000, a distribution of $25,000 will be made in the first year in which distributions are to begin, and the remaining balance will be distributed in the second year, iii) if a participant’s vested balance exceeds $50,000 but does not exceed $75,000, a distribution of $25,000 will be made for the first and second year of distributions, and the remaining balance will be distributed in the third year and, iv) if a participant’s vested balance exceeds $75,000, distributions will be made in annual installments over three years (subject to a $25,000 minimum installment requirement),and d) Notwithstanding the foregoing, for a distribution for reasons other than on account of a participant’s termination of employment on his or her retirement date, death, or total and permanent disability, unless a longer distribution period is elected by the participant (limited to annual installments over ten years), the participants vested account balance shall be distributed as follows: i) if a participant’s vested balance is less than $25,000, the participant will receive one lump sum payment, ii) if a participant’s vested balances is at least $25,000 but does not exceed $50,000, a distribution of $25,000 will be made in the first year in which distributions are to begin, and the remaining balance will be distributed in the second year, iii) if a participant’s vested balance exceeds $50,000 but does not exceed $75,000, a distribution of $25,000 will be made for the first and second year of distributions, and the remaining balance will be distributed in the third year and, iv) if a participant’s vested balance exceeds $75,000 but does not exceed $100,000, a distribution of $25,000 will be made for the first, second, and third year of distributions, and the remaining balance will be distributed in the fourth year, v) if a participant’s vested balance exceeds $100,000, distributions will be made in annual installments over five years (subject to a $25,000 minimum installment requirement). When distributions are elected to be received in installments by the participant, the first installment distribution is calculated by dividing the participant’s vested account balance by the number of installment distributions to be made. The remaining account balance is revalued as of each subsequent valuation date. Subsequent installment distributions are calculated by dividing the value of the remaining vested balance by the number of installments remaining.

For financial statement presentation purposes, compensation expense to the ESOP includes the fair market value of shares released for allocation on ESOP notes from the Company and the fair value of shares contributed to the ESOP. For the years ended October 31, 2022 and 2021, contributions of $5,803,448 and $5,269,428 respectively, were recorded as compensation expense. The Company did not pay any dividends on its stock during the years ended October 31, 2022 and 2021.

When the Company repurchases treasury stock from ESOP participants, the treasury stock is recorded at cost based on the Company’s latest fair value appraisal. When the Company reissues treasury stock as contributions to the ESOP, the difference between the current fair value using the Company’s latest appraisal and the average cost basis, which represents additional paid in capital, is recorded to common stock.

Outstanding ESOP shares as of October 31, 2022 and 2021 totaled 124,748 and 121,952, respectively. The fair value of shares subject to repurchase obligation at October 31, 2022 and 2021 was $92,614,622 and $79,801,730, respectively. Fair value of shares subject to repurchase obligation are based upon independent valuations of the Company’s common stock.

HIS Company, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 4. Income Taxes and Accounting for Uncertain Tax Positions

Net income includes income subject to foreign taxes of $1,923,243 and $1,378,049 in 2022 and 2021, respectively, attributable to foreign subsidiaries. The foreign subsidiaries are not included in the United States federal income tax return.

Income tax expense for the years ended October 31 includes the following:

	2022	2021
State tax expense	$—	$6,855
Foreign income tax	586,744	644,313

	$586,744	$651,168

Note 5. Intangible Assets

Intangible assets consists of the following:

	Useful lives	2022	2021
Customer relationships and trade names	Economic life	$13,286,000	$13,286,000
Other intangibles	7 years	41,990	41,990

		13,327,990	13,327,990
Accumulated amortization		(11,491,173)	(10,726,001)

Intangible assets		$1,836,817	$2,601,989

The Company amortizes customer relationship intangible assets on a basis consistent with their estimated economic benefit and other intangible assets on a straight-line basis. During the years ended October 31, 2022 and 2021, amortization expense for all intangible assets and goodwill totaled $765,172 and $839,957, respectively. Amortization expense for the next five years and thereafter is as follows:

Year Ending October 31,
2023	$521,113
2024	379,809
2025	280,103
2026	176,879
2027	130,638
Thereafter	348,275

$1,836,817

HIS Company, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 6. Commitments and Contingencies

The Company operates in leased premises in various locations with lease terms from one to six years as well as month-to-month terms. Certain leases contain escalating rent payments and as such, the Company recognizes rent expense on a straight-line basis over the term of each lease agreement. Rent expense charged to operations amounted to $3,967,159 and $3,630,131 for the years ended October 31, 2022 and 2021, respectively.

The following is a schedule by years of rental payments due under operating leases as of October 31, 2022:

Year Ending October 31,
2023	$3,017,909
2024	3,251,000
2025	2,912,732
2026	2,645,041
2027	2,656,081
Thereafter	6,704,696

$21,187,459

Note 7. Fair Value Measurements

The Company’s assets and liabilities recorded at fair value have been categorized based upon a fair value hierarchy in accordance with FASB ASC Topic 820, Fair Value Measurement (ASC Topic 820).

ASC Topic 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 inputs) and the lowest priority to unobservable inputs (Level 3 inputs). The three levels of the fair value hierarchy under ASC Topic 820 are described below:

Level 1 inputs:	Unadjusted, quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities. An active market is defined as a market where transactions for the financial instrument occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2 inputs:	Inputs, other than quoted prices in active markets, which are either directly or indirectly observable for the asset or liability through correlation with market data at the measurement date and for the duration of the instrument’s anticipated life.

Level 3 inputs:	Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable. Valuation under Level 3 generally involves a significant degree of judgment. Because of the inherent uncertainty of valuation, those estimated values may be materially higher or lower than the values that would have been used had a ready market for the asset or liability existed.

HIS Company, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Topic 820 defines “fair value” as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Where available, fair value is based on observable market prices or parameters or derived from such prices or parameters. The availability of valuation techniques and observable inputs can vary from instrument to instrument and is affected by a wide variety of factors, including the type of instrument, whether the instrument is new and not yet established in the marketplace, the maturity of market modeling and the nature of the transaction.

The Company utilized nonrecurring fair value measurements in assigning value to assets described in Note 3 – Employee Benefit Plans. The value of the Company’s common stock held by the ESOP Trust is valued at estimated fair value based upon an independent appraisal. The appraisal was based upon a combination of the market and income valuation techniques consistent with prior years and considered Level 3 fair values. The appraiser took into account historical and projected cash flow and net income, market comparable and estimated fair value of Company assets and liabilities.

The Company utilized nonrecurring fair value measurements in assigning value to assets described in Note 8 – Acquisitions. In accordance with the provisions of ASC Topic 805, the Company has conducted an assessment of net assets acquired and recognized amounts for identifiable assets acquired and liabilities assumed as of the estimated acquisition date, at their estimated fair values, while costs associated with the acquisitions are expensed as incurred. Significant Level 3 assumptions associated with the calculation include projected cash flows, discount rates and customer attrition rates

There have been no changes in the methodologies used at October 31, 2022 and 2021.

Note 8. Acquisitions

On December 31, 2020, the Company acquired 100% of the assets of The Kimco Distributing Corporation (Kimco), an Ohio based corporation engaged in the business of supplying electronic repair and assembly tools and supplies, soldering, and ESD equipment for the electronic manufacturing industry. The Company purchased KIMCO to expand its customer base and strengthen its position in the electronic manufacturing industry. The net purchase price of the transaction was $4,276,042, of which, $3,901,042 was paid in cash at the closing date and $375,000 of deferred cash payments due fifty percent on the first release date, 12 months following the closing date, and the remaining fifty percent due on the final release date, 18 months following the closing date. In addition, agreement includes an earn-out provision of $600,000, which is payable 12 months following the closing date, if certain operating metrics are achieved. The earn-out provision is recorded in accrued liabilities as of October 31, 2021.

On April 26, 2021, the Company acquired certain assets (Shurmed) from Shurtape Specialty Coating, LLC, a subsidiary of Shurtape Technologies, LLC, a North Carolina limited liability company engaged in the business of fabricating and converting certain specialty pressure sensitive adhesive products for customers in the medical device and healthcare market. The Company purchased Shurmed to expand its customer base and enter into a new market in the medical industry. The net purchase price of the transaction was $1,529,246, of which, $1,359,246 was paid in cash at the closing date and $170,000 of deferred cash payments due fifty percent on the first release date, 12 months following the closing date, and the remaining fifty percent due on the final release date, 18 months following the closing date.

HIS Company, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

The following table summarizes the consideration paid for the assets acquired and liabilities assumed at the acquisition dates, as well as the estimated fair values of the assets acquired:

	Kimco	Shurmed
Accounts receivable	$1,193,000	$237,000
Inventory	1,217,000	295,000
Property, plant, and equipment	—	815,000
Other assets	—	16,000
Customer relationships	1,610,000	—
Goodwill	1,663,000	265,000
Liabilities assumed	(1,406,958)	(98,754)

Net purchase price	$4,276,042	$1,529,246